Exhibit 4.37

EXECUTION COPY

AMENDMENT NO. 5

TO CREDIT AGREEMENT

This AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 23, 2015, by and among Wise Alloys LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties signatory hereto, General Electric Capital Corporation, as Agent (“Agent”), and the Lenders signatory hereto, amends that certain Credit Agreement, dated as of December 11, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Credit Parties party thereto, Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, certain Defaults and Events of Default (collectively, the “Specified Defaults”) specified on Exhibit A hereto have occurred and are continuing;

WHEREAS, the Borrower has requested that Agent and the Lenders (i) waive the Specified Defaults and (ii) agree to make certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party hereto and Agent have so agreed, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1.	Waiver. Subject to the satisfaction of the condition precedent set forth in Section 3 of this Amendment, Agent and the Lenders hereby waive the Specified Defaults.

2.	Amendments to Credit Agreement. Subject to the satisfaction of the condition precedent set forth in Section 3 of this Amendment, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)	The definition of “AB Receivables Financing Effective Date” set forth in Section 10.1 of the Credit Agreement is hereby amended to add the phrase “that are (i) not scheduled to be paid within ten (10) days following the invoice date therefor and (ii)” immediately following the phrase “all existing AB Receivables of the Credit Parties”.

(b)	The definition of “AB Qualified Receivables Financing” set forth in Section 10.1 of the Credit Agreement is hereby amended and restated to read as follows:

“AB Qualified Receivables Financing” means any AB Receivables Financing that meets the following conditions: (a) the Borrower shall have determined in good faith that such AB Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower or, as the case may be, the Subsidiary in question; (b) all sales of AB Receivables are made at fair market value; (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include AB Standard Undertakings, (d) if requested by Agent, the lender or purchaser in connection with such AB Qualified Receivables Financing shall have entered into an intercreditor agreement with Agent, in form and substance reasonably acceptable to Agent, relating to payments received in respect of AB Receivables and (e) payments received in respect of AB Receivables that constitute Collateral shall be deposited in accounts and otherwise handled in a manner reasonably acceptable to Agent.

(c)	The definition of “AB Receivables” set forth in Section 10.1 of the Credit Agreement is hereby amended to add the following proviso at the end thereof:

; provided that, solely for purposes of Sections 5.1(r), 5.2(f) and 5.3, “AB Receivables” shall include related assets that are customarily transferred in or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving accounts receivable.

3.	Effectiveness of this Amendment; Condition Precedent. This Amendment shall be deemed to have become effective as of the date hereof, but such effectiveness shall be expressly conditioned upon Agent’s receipt of a counterpart of this Amendment executed and delivered by duly authorized officers of the Borrower, each other Credit Party, the Required Lenders and Agent.

4.	Authorization of Agent. Without limiting the generality of the provisions set forth in Article VII of the Credit Agreement, each Lender hereby consents to and authorizes the Agent’s execution and delivery of (a) an intercreditor agreement, substantially in the form set forth on Exhibit B hereto and (b) a security interest release letter, substantially in the form set forth on Exhibit C hereto, in each case, relating to the initial proposed AB Qualified Receivables Financing.

5.	Miscellaneous.

(a)	Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b)	Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

(c)	Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d)	Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the date hereof:

(i)	this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(ii)	its execution, delivery and performance of this Amendment and its performance of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not and will not: (1) contravene the terms of its Organizational Documents, (2) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its Property is subject, or (3) violate any Requirement of Law in any material respect; and

(iii)	after giving effect to this Amendment, (1) no Default or Event of Default has occurred and is continuing and (2) each representation and warranty of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(e)

Ratification. Each Credit Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Agreement and each other Loan Document to which it is a party, (ii) ratifies and reaffirms the grant of liens or security interests over its property pursuant to the Loan Documents and confirms that such liens and security interests continue to secure the Obligations, (iii) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (iv) agrees that neither such ratification and reaffirmation, nor Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any amendment, consent or waiver with respect to the Credit Agreement or other Loan Documents.

(f)	Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT.

(g)	Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(h)	No Other Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(i)	Agent’s Expenses. The Borrower hereby agrees to promptly reimburse Agent for all of the reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WISE ALLOYS LLC, as the Borrower

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President and Secretary

WISE METALS GROUP LLC, as a Credit Party

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President and Secretary

WISE ALLOYS FINANCE CORPORATION, as a Credit Party

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President and Secretary

LISTERHILL TOTAL MAINTENANCE CENTER LLC, as a Credit Party

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President and Secretary

ALABAMA ELECTRIC MOTOR SERVICES, LLC, as a Credit Party

By:	/s/ Rina Teran
Name: Rina Teran
Title: Vice President and Secretary

Signature Page to Amendment No. 5

(Wise Alloys LLC)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and a Lender

By:	/s/ Matthew N. McAlpine
Name: Matthew N. McAlpine
Title: Duly Authorized Signatory

Signature Page to Amendment No. 5

(Wise Alloys LLC)

GE CAPITAL BANK, as a Lender

By:	/s/ Woodrow Broader Jr.
Name: Woodrow Broader Jr.
Title: Duly Authorized Signatory

Signature Page to Amendment No. 5

(Wise Alloys LLC)

GE ASSET BASED MASTER NOTE, as a Lender

By:	/s/ Matthew N. McAlpine
Name: Matthew N. McAlpine
Title: Duly Authorized Signatory

Signature Page to Amendment No. 5

(Wise Alloys LLC)

REGIONS BANK, as a Lender

By:	/s/ Elizabeth L. Waller
Name: Elizabeth L. Waller
Title: Senior Vice President

Signature Page to Amendment No. 5

(Wise Alloys LLC)

HVB CAPITAL CREDIT LLC, as a Lender

By:	/s/ Christopher J. Norrito
Name: Christopher J. Norrito
Title: Vice President

Signature Page to Amendment No. 5

(Wise Alloys LLC)

Exhibit A

Specified Defaults

1.	Event of Default arising under Section 6.1(c) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender a Borrowing Base Certificate within twenty (20) days after the end of the January 2015 calendar month, as currently required pursuant to Section 4.2(d) of the Credit Agreement.

2.	Default arising under Section 6.1(d) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender a summary of Inventory by location and type with a supporting perpetual Inventory report within twenty (20) days after the end of the January 2015 calendar month, as currently required pursuant to Section 4.2(e) of the Credit Agreement.

3.	Default arising under Section 6.1(d) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender a detailed aging of Accounts within twenty (20) days after the end of the January 2015 calendar month, as currently required pursuant to Section 4.2(f) of the Credit Agreement.

4.	Default arising under Section 6.1(d) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender, concurrently with the delivery of the Borrowing Base referenced in paragraph 1 above, collateral reports, as currently required pursuant to Section 4.2(h) of the Credit Agreement.

5.	Event of Default arising under Section 6.1(c) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender, not later than thirty (30) days after the end of the January 2015 fiscal month, a copy of the unaudited consolidated and consolidating balance sheets of Holdings and each of its Restricted Subsidiaries, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, as currently required pursuant to Section 4.1(c) of the Credit Agreement.

6.	Event of Default arising under Section 6.1(c) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender, concurrently with delivery of the financial statements referenced in paragraph 5 above, a Compliance Certificate, as currently required pursuant to Section 4.2(b) of the Credit Agreement.

7.	Default arising under Section 6.1(d) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender, concurrently with delivery of the financial statements referenced in paragraph 5 above, a reconciliation of certain specified items, as further described in Section 4.2(i) of the Credit Agreement.

8.	Event of Default arising pursuant to Section 6.1(d) of the Credit Agreement as a result of the Borrower’s failure to deliver to Agent and each Lender, on or prior to February 27, 2015, projections of the Credit Parties and their Restricted Subsidiaries’ consolidated and consolidating financial performance for the 2016 through the 2018 Fiscal Years on a year-by-year basis, as currently required pursuant to Section 4.2(k) of the Credit Agreement and Section 3 of that certain Consent and Amendment No. 4 to this Agreement, dated as of December 23, 2014.

9.	Event of Default arising pursuant to Section 6.1(c) of the Credit Agreement as a result of the Borrower’s failure to notify promptly Agent and each Lender of the foregoing Defaults and Events of Default, as currently required pursuant to Section 4.3(a) of the Credit Agreement.

Exhibit B

Form of Intercreditor Agreement

[Attached]

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of March 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as agent under the ABL Credit Agreement (as hereinafter defined) (the “ABL Agent”), HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as purchaser under the Receivables Purchase Agreement (as hereinafter defined) (the “Receivables Purchaser”), WISE ALLOYS LLC, as Originator, Servicer and Borrower, and Wise Alloys Funding LLC, as Receivables Seller (the “Receivables Seller”).

R E C I T A L S:

A. Wise Alloys LLC, in its capacity as the Originator (the “Originator”), has agreed to sell to the Receivables Seller all of the Originator’s right, title and interest in, and the Receivables Seller has agreed to purchase from the Originator, all of the Originator’s right, title and interest in, certain Receivables pursuant to a Receivables Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), by and between the Originator and the Receivables Seller.

B. The Receivables Seller, Wise Alloys LLC, as Servicer (in such capacity, the “Servicer”), and the Receivables Purchaser are parties to a Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which the Receivables Purchaser has agreed, among other things, to purchase from the Receivables Seller from time to time Receivables and the Related Rights thereto purchased by the Receivables Seller pursuant to the Sale Agreement.

C. Wise Alloys LLC is party to that certain Credit Agreement, dated as of December 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among Wise Alloys LLC, as the Borrower (in such capacity, the “Borrower”), the other Credit Parties (the “Credit Parties”) signatory thereto, the ABL Agent, and the Lenders (the “Lenders”) signatory thereto.

D. To secure, inter alia, the Borrower’s and the other Credit Parties obligations under the Loan Documents, the Borrower and the other Credit Parties have granted to the ABL Agent for the benefit of the ABL Agent and the other Secured Parties, a lien over, substantially all of their assets, including the Receivables, and all proceeds of the foregoing.

E. The parties hereto wish to set forth certain agreements with respect to the Receivables Assets (as hereinafter defined) and with respect to the ABL Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1. DEFINITIONS.

1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Claim” mean all “Obligations” as defined in the ABL Credit Agreement (including, without limitation, all “Bank Product Obligations” and obligations arising under “Secured Rate Contracts” (each as defined in the ABL Credit Agreement)).

“ABL Collateral” means all property and interests in property, now owned or hereafter acquired or created, of any of the Credit Parties in or upon which an ABL Interest is granted or purported to be granted pursuant to the Loan Documents by such Credit Party to the ABL Agent on behalf of the ABL Secured Parties, other than the Receivables Assets.

“ABL Enforcement Period” means the period of time commencing upon the ABL Agent’s delivery of an Enforcement Notice to the Receivables Purchaser and the Borrower until the earlier of the following: (1) the Receivables Claim has been satisfied in full, the Receivables Purchaser has no further obligations under the Receivables Documents and the Receivables Documents have been terminated and (2) the ABL Claim has been satisfied in full (or, with respect to outstanding letters of credit issued under the ABL Credit Agreement, such letters of credit shall have been cash collateralized or supported with one or more back-up letters of credit, in amounts and in a manner reasonably acceptable to the ABL Agent and the applicable issuers thereof), the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated.

“ABL Event of Default” has the meaning ascribed to the term “Event of Default” in the Credit Agreement.

“ABL Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any of the Credit Parties, any lien, claim, encumbrance, security interest or other interest of the ABL Agent or any of the other ABL Secured Parties in such property or interests in property.

“ABL Secured Parties” has the meaning ascribed to the term “Secured Parties” in the ABL Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

“Claim” means the ABL Claim or the Receivables Claim, as applicable.

“Collection Account” means the account maintained in the name of the Receivables Seller at HSBC Bank USA, National Association with account number 000253936.

“Collections” means, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect to Receivables that have been written off as uncollectible) but excluding, however, such collections and proceeds received by the Originator with respect to and as consideration for the sale of the Purchased Receivables by the Originator to the Receivables Seller.

“Contracts” means, with respect to any Receivable, the contracts and other agreements related to such Receivable.

“Enforcement Notice” means a written notice that shall (i) if delivered by the Receivables Purchaser, state that a Termination Event has occurred, specify the nature of the Termination Event, and state that an HSBC Enforcement Period has commenced and (ii) if delivered by the ABL Agent, state that an ABL Event of Default has occurred and that the payment in full of the ABL Claim has been demanded or the indebtedness of the Credit Parties to the Lenders has been accelerated, specify the nature of the ABL Event of Default that caused such demand and acceleration, and state that an ABL Enforcement Period has commenced.

“HSBC Enforcement Period” means the period of time commencing upon the Receivables Purchaser’s delivery of an Enforcement Notice to the ABL Agent and the Borrower until the earlier of the following: (1) the Receivables Claim has been satisfied in full, the Receivables Purchaser has no further obligations under the Receivables Documents and the Receivables Documents have been terminated and (2) the ABL Claim has been satisfied in full (or, with respect to outstanding letters of credit issued under the ABL Credit Agreement, such letters of credit shall have been cash collateralized or supported with one or more back-up letters of credit, in amounts and in a manner reasonably acceptable to the ABL Agent and the applicable issuers thereof), the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated.

“Loan Documents” has the meaning ascribed to such term in the Credit Agreement.

“Obligor” means Anheuser-Busch, LLC.

“Person” means any individual, sole proprietorship, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated organization, association, joint venture, institution, public benefit corporation, governmental authority or other entity of whatever nature.

“Purchased Receivables” means Receivables sold, transferred or contributed by the Originator to the Receivables Seller under the Sale Agreement prior to the Purchase Termination Date; provided that, “Purchased Receivables” shall not include any previous “Purchased Receivables” that have subsequently been repurchased or otherwise reacquired by the Originator or any Credit Party.

“Purchase Termination Date” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Receivable” means an account receivable of the Originator for which the related account debtor is the Obligor.

“Related Rights” means, with respect to any Receivable:

(a) all of the Receivable Seller’s and the Originator’s interest in any documents of title evidencing the shipment or storage of any goods that give rise to such Receivable, and all goods (including returned goods) relating to such Receivable;

(b) all instruments, chattel paper or other documents or contracts, to the extent evidencing such Receivable;

(c) all other security interests or liens and property subject thereto from time to time, to the extent purporting to secure payment of such Receivable, whether pursuant to the Contracts related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all of the Receivable Seller’s and the Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time, to the extent supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contracts related to such Receivable or otherwise;

(e) all of the Receivable Seller’s right and remedies as against the Originator under the Sale Agreement and/or any other “Transaction Document” (as defined in the Receivables Purchase Agreement as of the date hereof); and

(f) all Collections and proceeds of any of the foregoing.

“Receivables Assets” means, collectively, the Purchased Receivables and the Related Rights with respect to such Purchased Receivables.

“Receivables Claim” means all obligations and other liabilities of the Originator to the Receivables Seller and of the Originator and the Receivables Seller to the Receivables Purchaser now or hereafter arising under, or in connection with, the Receivables Documents.

“Receivables Documents” means the “Transaction Documents” (as defined in the Receivables Purchase Agreement).

“Receivables Interest” means, with respect to any property or interests in property, now owned or hereafter acquired or created, of the Originator, any lien, claim, encumbrance, security interest or other interest of the Receivables Seller and/or the Receivables Purchaser in such property or interests in property.

“Termination Event” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unsold Receivables” means any Receivables other than Purchased Receivables.

“Wise Alloys Account” means the account maintained in the name of Wise Alloys LLC at Wells Fargo Bank, National Association, with account number 2000013956783 (or such other account designated in a notice delivered by Wise Alloys LLC and countersigned by the ABL Agent to the Receivables Purchase).

1.2. Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3. References to Terms Defined in the Receivables Documents and the Loan Documents. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in any of the Receivables Documents or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or Loan Documents, respectively, as in existence on the date hereof, without giving effect to any subsequent amendments of such term (or any subsequent amendment of terms used in such term) as may hereafter be agreed to by the parties to such documents, unless such subsequent amendments have been consented to in writing by all of the parties hereto.

ARTICLE 2. INTERCREDITOR PROVISIONS.

2.1. Deposit of Collections in Collection Account. The Receivables Seller has established the Collection Account to receive amounts owing under the Receivables. The Servicer shall direct the Obligor to deposit all Collections directly to the Collection Account and none of the Servicer, the Receivables Seller, the Originator, the Borrower or any of the other Credit Parties shall direct the Obligor to deposit Collections directly to any other account.

2.2. Reconciliation Report. The Servicer shall identify, match and reconcile any Collections deposited in the Collection Account with the Receivables associated with such Collections and, no less frequently than weekly (or at such other times as may be reasonably requested by the ABL Agent or the Receivables Purchaser), deposit (or cause to be deposited) all Collections in respect of the Unsold Receivables directly to the Wise Alloys Account and cause all Collections in respect of the Purchased Receivables to be retained in the Collection Account. The Servicer shall deliver a reconciliation report, substantially in the form set forth on Exhibit A hereto, to the ABL Agent and the Receivables Purchaser concurrently with the transfer of any Collections from the Collection Account to the Wise Alloys Account or the retention of any Collections in the Collection Account.

2.3. Unidentifiable Collections. Subject to Section 2.5 hereof, if Collections are received but not identified by the Obligor as relating to a particular Receivable and cannot otherwise be reasonably identifiable as relating to a particular Receivable within fifteen (15) Business Days following receipt thereof, such Collections shall be applied to the outstanding Receivables (whether constituting Purchased Receivables or Unsold Receivables) with the oldest scheduled payment date that are not subject to any dispute with the Obligor.

2.4. Enforcement Rights.

(a) Subject to any applicable restrictions in the Receivables Documents, the Receivables Purchaser may at its option and without the prior consent of the other parties hereto, take any action to liquidate the Receivables Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets; provided that, the Receivables Purchaser shall give the ABL Agent prior written notice before directing the Obligor to make payments in respect of the Purchased Receivables to any account other than the Collection Account (but failure to do so shall not impair or otherwise adversely affect any rights or remedies the Receivables Purchaser may have with respect to the Receivables Assets under the Receivables Documents).

(b) Subject to any applicable restrictions in the Loan Documents, the ABL Secured Parties may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the ABL Claim or any other obligation or liability arising under any of the Loan Documents and to foreclose or realize upon or enforce any of their rights with respect to the ABL Collateral or other collateral security; provided that, the ABL Agent shall give the Receivables Purchaser prior written notice before directing the Obligor to make payments in respect of the Unsold Receivables to any account other than the Collection Account (but failure to do so shall not impair or otherwise adversely affect any rights or remedies the ABL Agent may have with respect to the ABL Collateral under the Loan Documents).

2.5. Turnover Provisions.

(a) In the event that any Credit Party, the Receivables Seller or the Receivables Purchaser now or hereafter obtains possession of any ABL Collateral, it shall reasonably promptly deliver to the ABL Agent (or its designees) such ABL Collateral in the same form as received (and until delivered to the ABL Agent (or its designees), such ABL Collateral shall be held in trust for the benefit of the ABL Secured Parties); provided that, (i) if such ABL Collateral constitutes Collections, so long as no ABL Enforcement Period has commenced, such Credit Party, the Receivables Seller or the Receivables Purchaser, as applicable, shall cause such Collections to be deposited into the Collection Account reasonably promptly following receipt thereof and (ii) subject to clause (i) of this proviso, so long as no ABL Enforcement Period has commenced, such Credit Party, the Receivables Seller or the Receivables Purchaser, as applicable, shall cause such ABL Collateral to be delivered to the Borrower (or its designees) in the same form as received (and until delivered to the ABL Agent (or its designees), such ABL Collateral shall be held in trust for the benefit of the Borrower and the ABL Secured Parties).

(b) In the event that any Credit Party or the ABL Agent now or hereafter obtains possession of any Receivables Assets, it shall reasonably promptly deliver to the Receivables Purchaser (or its designees) such Receivables Assets (and until delivered to the Receivables Purchaser (or its designees), such Receivables Assets shall be held in trust for the benefit of the Receivables Purchaser in the same form as received); provided that, if such Receivables Assets constitute Collections, so long as no HSBC Enforcement Period has commenced, such Credit Party or the ABL Agent, as applicable, shall cause such Collections to be deposited into the Collection Account reasonably promptly following receipt thereof.

2.6. Agency for Perfection. The Receivables Purchaser and the ABL Agent hereby appoint each other as agent solely for purposes of perfecting by possession their respective security interests and ownership interests and liens, if any, on the ABL Collateral and Receivables Assets described hereunder. Notwithstanding the foregoing, (i) the Receivables Purchaser shall not have any fiduciary duty to the ABL Agent, and the ABL Agent hereby waives and releases the Receivables Purchaser from any and all claims and liabilities (including, without limitation, for failure to perfect, or maintain the perfection of, the ABL Agent’s security interest, if any, in the ABL Collateral) arising pursuant to the Receivables Purchaser’s role under this Section 2.6, as agent with respect to the ABL Collateral and (ii) the ABL Agent shall not have any fiduciary duty to the Receivables Purchaser, and the Receivables Purchaser hereby waives and releases the ABL Agent from any and all claims and liabilities (including, without limitation, for failure to perfect, or maintain the perfection of, the Receivables Purchaser’s security interest, if any, in the Receivables Assets) arising pursuant to the ABL Agent’s role under this Section 2.6, as agent with respect to the Receivables Assets.

2.7. Independent Credit Investigations. Neither the Receivables Purchaser, the ABL Agent nor any of the other ABL Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other Person for the solvency, financial condition or ability of the Originator, the Servicer, the Receivables Seller or any Credit Party to perform the Receivables Claim or repay the ABL Claim, or for the worth of the Receivables Assets or the ABL Collateral, or for statements of the Originator, the Receivables Seller or the Credit Parties, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the ABL Claim, the Receivables Documents, the Loan Documents, the Receivables Purchaser’s interest in the Receivables Assets or the ABL Agent’s or any other ABL Secured Party’s interest in the ABL Collateral. The ABL Secured Parties and the Receivables Purchaser have entered into their respective agreements with the Originator, the Servicer, the Receivables Seller or the Credit Parties, as applicable, based upon their own independent investigations. None of the ABL Secured Parties or the Receivables Purchaser makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.7.

2.8. Marshalling of Assets. Nothing in this Agreement will be deemed to require either the Receivables Purchaser or any of the ABL Secured Parties (i) to proceed against certain property securing the ABL Claim (or any other obligation or liability under the ABL Credit Agreement or other Loan Documents) or the Receivables Claim (or any other obligation or liability under the Receivables Documents), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain Persons guaranteeing any such obligations or (ii) to marshall the ABL Collateral (or any other collateral) or the Receivables Assets (as applicable) upon the enforcement of the ABL Agent’s or the Receivables Purchaser’s rights and remedies under the Loan Documents or Receivables Documents, as applicable.

2.9. Effect Upon Loan Documents and Receivables Documents. Each Credit Party acknowledges that the provisions of this Agreement shall not give such Credit Party any substantive rights as against the ABL Agent or any other ABL Secured Party and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Loan Documents as between the Credit Parties, the ABL Agent and the other ABL Secured Parties. Each of the Originator, the Servicer, and the Receivables Seller acknowledges that the provisions of this Agreement shall not give it any substantive rights as against the Receivables Purchaser and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as among the Receivables Seller or the Receivables Purchaser. Notwithstanding the foregoing, each of the Receivables Purchaser and the ABL Agent agrees, that, as between themselves, to the extent the terms and provisions of the Loan Documents or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2.10. Deposit of Payments in Wise Alloys Account. Each of the Borrower, the Originator, the Servicer and the Receivables Seller acknowledges and agrees that all collections and cash proceeds received by the Originator with respect to and as consideration for the sale of the Purchased Receivables shall be deposited directly by the Originator to the Wise Alloys Account.

2.11. Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an ABL Enforcement Period or an HSBC Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article. The ABL Agent acknowledges and agrees that there is no ABL Interest in the Receivables Assets, and the Receivables Purchaser acknowledges and agrees that there is no Receivables Interest in the ABL Collateral.

ARTICLE 3. MISCELLANEOUS.

3.1. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, three (3) Business Days after being deposited in the mail, postage prepaid, or in the case of notice by facsimile copy or other electronic transmission, upon sender’s receipt of confirmation of proper transmission.

3.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.3. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the ABL Agent and the Receivables Purchaser; provided that, no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any of the Originator, the Servicer, the Receivables Seller, the Borrower or any other Credit Party without its prior written consent.

3.4. Continuing Nature of Provisions. This Agreement shall continue to be effective until either of the following have occurred: (a) the Receivables Claim has been satisfied in full, the Receivables Purchaser has no further obligations under the Receivables Documents and the Receivables Documents have been terminated and (b) the ABL Claim has been satisfied in full (or, with respect to outstanding letters of credit issued under the ABL Credit Agreement, such letters of credit shall have been cash collateralized or supported with one or more back-up letters of credit, in amounts and in a manner reasonably acceptable to the ABL Agent and the applicable issuers thereof), the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated.

3.5. Supplements. At the request of the ABL Agent or the Receivables Purchaser, the Borrower shall cause any additional affiliate that becomes a Credit Party after the date hereof to execute a joinder hereto in form and substance reasonably satisfactory to the ABL Agent, at which time such new Credit Party shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Borrower is so bound.

3.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

3.7. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that such party may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

3.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

3.9. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

3.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as ABL Agent

By:
Name: Matthew N. McAlpine
Title: Duly Authorized Signatory

Address:	500 West Monroe Street
Chicago, Illinois 60661
Attention:	Wise Alloys Account Officer

with a copy to:

Address:	General Electric Capital Corporation
Corporate Finance
500 West Monroe Street
Chicago, Illinois 60661
Attention:	Mark O’Leary
Facsimile:	(312) 441-6876

HSBC BANK USA, NATIONAL ASSOCIATION, as Receivables Purchaser

By:
Name:
Title:

Address:	452 Fifth Avenue, 4th Floor
New York, New York 10018
Attention:	Regional Head, Global Trade and Receivables Finance

with a copy to:

Address:	HSBC Bank USA, National Association
452 Fifth Avenue, 7th Floor
New York, New York 10018
Attention:	Legal, Global Trade and Receivables Finance

Signature Page to Intercreditor Agreement

WISE ALLOYS LLC, as Originator, as Servicer and as Borrower

By:
Name:
Title:

Address:

Attention:
Telecopy:	( ) -

WISE ALLOYS FUNDING LLC, as Receivables Seller By:

By:
Name:
Title:

Address:

Attention:
Telecopy:	( ) -

Signature Page to Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

[OTHER CREDIT PARTIES], as a Credit Party By:

By:
Name:
Title:

Signature Page to Intercreditor Agreement

Exhibit A

Form of Reconciliation Report

Account	Sold to Name (Customer)	Address	Document No. (Invoice No.)	Amount	Invoice Date	Invoice Due Date	Term Date	Payment Date	Payment Amount	Offsets	Outstanding

Exhibit C

Form of Security Interest Release Letter

[Attached]

EXECUTION COPY

March 23, 2015

Wise Alloys LLC

4805 Second Street

Muscle Shoals, AL 35661

Attn: Alex Godwin or Treasury Department

Re: Release of Security Interest in Certain Receivables

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 11, 2013 (as amended by Amendment No. 1 dated as of March 4, 2014, Amendment No. 2 dated as of June 30, 2014, Amendment No. 3 dated as of November 26, 2014, Amendment No. 4 dated as of December 23, 2014 and Amendment No. 5 dated as of March 23, 2015, and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Wise Alloys LLC (“Wise Alloys”) as the Borrower (in such capacity, the “Borrower”), the other Credit Parties thereto, General Electric Capital Corporation, as Agent (in such capacity, the “Agent”), and the Lenders from time to time party thereto.

Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The Borrower has advised the Agent that it is entering into a Receivables Sale Agreement dated as of March 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”) between Wise Alloys, as Seller, and Wise Alloys Funding LLC (“WAF”), a wholly-owned subsidiary of Wise Alloys, as Purchaser, providing for the sale by Wise Alloys to WAF of AB Receivables, and that WAF, as seller, Wise Alloys, as Servicer and HSBC Bank USA, National Association, as Purchaser, are entering into a Receivables Purchase Agreement dated as of March 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) providing for the sale of AB Receivables sold by Wise Alloys to WAF pursuant to the Receivables Sale Agreement be sold by WAF to HSBC Bank USA, National Association.

The Borrower hereby represents and warrants to the Agent that the transactions contemplated by the Receivables Sale Agreement and the Receivables Purchase Agreement together constitute an AB Qualified Receivables Financing under the Credit Agreement and therefore, in connection therewith and as provided in Section 7.10 of the Credit Agreement, requests that the Agent release any Lien held by the Agent in the AB Receivables and the Related Rights (as defined below) with respect thereto to be transferred from time to time by the Borrower to WAF under the Receivables Sale Agreement (such transferred AB Receivables, the “Purchased Receivables” and, with all “Related Rights” (as defined in that certain Intercreditor Agreement, dated as of the date hereof, by and among the Agent, HSBC Bank USA, National Association, Wise Alloys and WAF) with respect thereto, collectively, the “Released Assets”).

In consideration of the foregoing, the Agent (on behalf of the Secured Parties), hereby acknowledges and agrees that, upon any transfer of any Released Assets by Wise Alloys to WAF pursuant to the Receivables Sale Agreement, any Lien held by the Agent for the benefit of the Secured Parties in such Released Assets shall be terminated and released and shall be of no further force and effect without the need for any further action (it being understood that no other Liens held by the Agent under or in connection with the Collateral Documents are being terminated or released).

By their respective signatures attached hereto, each Person signatory hereto acknowledges and agrees that the releases of liens, security interests and other rights described above are limited solely to the Released Assets, and all other Liens granted to Agent under the Loan Documents are entirely unmodified by the release set forth above. The Agent waives, and agrees that it shall have no right to make, any claim against the Borrower in respect of the Released Assets, including without limitation by reason of any security interest granted by the Borrower in such Released Assets; provided that notwithstanding anything herein to the contrary, the agreements herein, including without limitation the releases of Liens of the Agent, shall not be construed to release, extinguish or terminate any Lien of the Agent in or to any proceeds received by any Credit Party from any transfer of Released Assets to WAF pursuant to the Receivables Sale Agreement.

THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This letter agreement may be executed in counterparts and by separate parties hereto on separate counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this letter agreement by facsimile, “.pdf” file or similar electronic means shall constitute, and shall be effective as, delivery of a manually signed counterpart hereto.

[Signature pages follow]

Very truly yours,

GENERAL ELECTRIC CREDIT CORPORATION, as Agent on behalf of the Secured Parties

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

WISE ALLOYS LLC

By:
Name:
Title: